UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2021

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4700 South Syracuse Street, 4th Floor Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 720-7003

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Appointment of Directors

On April 19, 2021, ModivCare Inc. (the “Company”) announced that its Board of Directors (the “Board”) increased the size of the Board from seven to ten members and added Garth Graham, MD, Stacy Saal, and Rahul Samant to fill these newly-created directorships. Dr. Graham is to serve as a Class 3 director with an initial term set to expire at the Company’s 2021 Annual Meeting of Stockholders. Ms. Saal is to serve as a Class 1 director with an initial term set to expire at the Company’s 2022 Annual Meeting of Stockholders. Mr. Samant is to serve as a Class 2 director with an initial term set to expire at the Company’s 2023 Annual Meeting of Stockholders. The directors are expected to be nominated for election by the Company’s stockholders at the applicable annual stockholders meeting when their initial terms are anticipated to expire, together with the other directors in their respective classes, beginning with Dr. Graham at the 2021 annual meeting.

None of Dr. Graham, Ms. Saal or Mr. Samant is a party to any arrangement pursuant to which he or she was selected as a director. There have been no related party transactions between the Company and any of them reportable under Item 404(a) of Regulation S-K. Each will receive the standard compensatory and other agreements and arrangements provided to other non-employee directors of the Company, including prorated portions of the Company’s standard (i) $85,000 cash retainer for directors and (ii) equity retainer for directors targeting a full‑year $130,000 value as of the date of grant. No decisions have yet been made by the Board with respect to which committees, if any, the new directors are expected to be named.

The press release announcing the addition of these directors to the Board, which includes biographical and other important information about each of these directors, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Investors and other interested parties are encouraged to read in its entirety the attached press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: April 19, 2021	By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	Senior Vice President, General Counsel